                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                         TMP WORLDWIDE INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               TMP WORLDWIDE INC.
                                622 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                  212-351-7000

                                          May 17, 2002

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 19, 2002, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

    At the meeting you will be asked to elect seven directors of the Company. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

    Thank you for your cooperation.

                                          Very truly yours,

                                          [LOGO]
                                          Andrew J. McKelvey
                                          Chairman of the Board
                                          of Directors and CEO

                               TMP WORLDWIDE INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               NEW YORK, NEW YORK

                                                                    May 17, 2002

    The 2002 annual meeting of stockholders of TMP Worldwide Inc. will be held on Wednesday, June 19, 2002 at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103 for the following purposes:

    (1) To elect seven directors to serve for the ensuing year; and

    (2) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    All stockholders of record at the close of business on April 24, 2002 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

    All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to attend the meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

                                          MYRON F. OLESNYCKYJ
                                          SECRETARY

                               TMP WORLDWIDE INC.
                                622 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement contains information related to the annual meeting of stockholders of TMP Worldwide Inc. to be held on Wednesday, June 19, 2002, beginning at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At our annual meeting, stockholders will act upon the matter outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of directors. In addition, management will report on the performance of the Company during 2001 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

    Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about May 17, 2002 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

WHO IS ENTITLED TO VOTE AT THE MEETING?

    Only stockholders of record at the close of business on April 24, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

    The Company has two classes of common stock: common stock and Class B common stock. Holders of both common stock and Class B common stock as of the record date will be entitled to participate at the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B COMMON
  STOCK?

    Each outstanding share of common stock will be entitled to one vote on each matter acted upon. Each outstanding share of Class B common stock will be entitled to ten votes on each matter acted upon.

    On April 24, 2002, there were 106,698,637 shares of common stock outstanding, and 4,762,000 shares of Class B common stock outstanding. Andrew J. McKelvey, our Chairman and CEO, holds all of the Class B common stock which combined with the common stock held by him gives him in excess of 41% of the combined voting power of the Company. Except as set forth in "Stock Ownership," we believe that no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposal No. 1.

WHAT CONSTITUTES A QUORUM?

    The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock and Class B common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 106,698,637 shares of common stock, representing the same number of votes, were outstanding, and 4,762,000 shares of Class B common stock, representing in the aggregate 47,620,000 votes, were outstanding. Thus, the presence of holders representing at least 77,159,319 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the meeting is discussed under Proposal No. 1.

HOW DO I VOTE?

    If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope it will be voted as you direct or you may vote by telephone or on the Internet as detailed below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

    If your shares are held in "street name", please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

    Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although, attendance at the meeting alone will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal
No. 1, for election of the nominated slate of directors to serve for the ensuing year, as set forth in the notice of meeting on the cover page of this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    ELECTION OF DIRECTORS. The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    OTHER ITEMS. For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST NON-AFFILIATE OWNERS OF THE COMPANY'S STOCK?

    The following table sets forth information regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock held by each non-affiliated person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock.

                                                      AMOUNT AND NATURE OF     PERCENTAGE OF   COMBINED
                                                     BENEFICIAL OWNERSHIP OF      COMMON        VOTING
NAME OF BENEFICIAL OWNER                                  COMMON STOCK             STOCK        POWER
------------------------                             -----------------------   -------------   --------
Putnam Investments, LLC(1).........................         6,405,328               6.0%         4.2%
  One Post Office Square
  Boston, MA 02109

Capital Group International, Inc.(2)...............         6,378,390               6.0%         4.1%
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025

Goldman Sachs Asset Management(3)..................         5,598,998               5.3%         3.6%
  32 Old Slip
  New York, NY 10005

T. Rowe Price Associates, Inc.(4)..................         5,564,028               5.2%         3.6%
  100 E. Pratt Street
  Baltimore, MD 21202

--------------------------

(1) Putnam Investments, LLC may be deemed to beneficially own 6,405,328 shares of our Common Stock which are held of record by clients of Putnam Investments, LLC. Putnam Investments, LLC does not have sole voting or sole dispositive power with respect to any of the shares and has shared voting power with respect to 691,463 shares and shared dispositive power with respect to 6,405,328 shares. Information with respect to Putnam Investments, LLC, including their percentage ownership, has been derived from their
    Schedule 13G dated February 15, 2002 as filed with the SEC.

(2) Capital Group International, Inc. may be deemed to beneficially own 6,378,390 shares of our Common Stock which are held of record by clients of Capital Group International, Inc. Capital Group International, Inc. has sole voting power with respect to 5,824,290 of the shares and sole dispositive power with respect to 6,378,390 of the shares and does not have shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Group International, Inc., including their percentage ownership, has been derived from their Schedule 13G/A dated February 11, 2002 as filed with the SEC.

(3) Goldman Sachs Asset Management may be deemed to beneficially own 5,598,998 shares of our Common Stock which are held of record by clients of Goldman Sachs Asset Management. Goldman Sachs Asset Management has sole voting power with respect to 4,470,748 shares and sole dispositive power with respect to 5,598,998 of the shares and does not have shared voting power or dispositive power with respect to any shares. Information with respect to Goldman Sachs Asset Management, including their percentage ownership, has been derived from their Schedule 13G dated February 14, 2002 as filed with the SEC.

(4) T. Rowe Price Associates, Inc. may be deemed to beneficially own 5,564,028 shares of our Common Stock which are held of record by clients of T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole voting power with respect to 980,658 shares and sole dispositive power with respect to 5,564,028 of the shares and does not have shared voting power or dispositive power with respect to any shares. Information with respect to T. Rowe Price Associates, Inc., including their percentage ownership, has been derived from their Schedule 13G dated February 12, 2002 as filed with the SEC.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table sets forth information as of March 31, 2002 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the SEC, of the Company's Common Stock held by:
(i) each director and nominee for director of the Company; (ii) each executive officer named in the Executive Compensation Summary Table (see "Executive Compensation"); and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                 AMOUNT AND NATURE OF
                                                BENEFICIAL OWNERSHIP OF                   PERCENTAGE OF
                                                 COMMON STOCK/CLASS B     PERCENTAGE OF      CLASS B
NAME OF BENEFICIAL OWNER                             COMMON STOCK         COMMON STOCK    COMMON STOCK
------------------------                        -----------------------   -------------   -------------
Andrew J. McKelvey(1).........................        20,037,467               18.8%           100%
James J. Treacy(2)............................         1,186,996                1.1             --
Jeffrey C. Taylor(3)..........................           468,090                  *             --
Paul M. Camara(4).............................           877,394                  *             --
John Mclaughlin(5)............................            17,500                  *             --
George R. Eisele(6)...........................           155,755                  *             --
Steven Potter(7)..............................             5,000                  *             --
Ronald J. Kramer(8)...........................            25,000                  *             --
Michael Kaufman(9)............................            32,500                  *             --
John Swann(10)................................            31,740                  *             --
John Gaulding(11).............................            13,750                  *             --
All directors and executive officers as a
  group (19 persons)(12)......................        23,366,852               21.9%           100%

--------------------------

*   Less than 1%

(1) Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 4,115 shares of Common Stock owned by Mr. McKelvey's wife, 200 shares of Common Stock owned by Mr. McKelvey's daughter and 1,106 shares of Common Stock held by TMP's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 600 shares of Common Stock owned by Mr. Treacy's daughters, 1,106 shares of Common Stock held by TMP's 401(k) Plan, and 657,082 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(3) Includes 1,106 shares of Common Stock held by TMP's 401(k) Plan and 391,199 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(4) Includes 1,106 shares of Common Stock held by TMP's 401(k) Plan and 673,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(5) Consists of 17,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(6) Includes 907 shares of Common Stock held by TMP's 401(k) Plan and 4,250 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(7) Consists of 5,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002. Mr. Potter resigned as an executive officer effective October 21, 2001.

(8) Consists of 25,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(9) Consists of 32,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(10) Consists of 31,740 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(11) Consists of 13,750 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2002.

(12) Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock, 11,536 shares held by TMP's 401(k) plan and 16,367,534 shares beneficially owned. Also includes 2,225,782 shares subject to options which are exercisable within 60 days of March 31, 2002. Mr. Potter resigned as an executive officer of the Company on October 21, 2001, consequently, his option to purchase 5,000 shares of Common Stock is not included.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Seven directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2003 annual meeting and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                                    YEAR FIRST                PRINCIPAL OCCUPATION
NOMINEE                                  AGE      BECAME DIRECTOR          DURING THE PAST FIVE YEARS
-------                                --------   ---------------   -----------------------------------------
Andrew J. McKelvey...................     67           1967         Chairman of the Board, CEO and a director
                                                                    since founding the Company in 1967. Mr.
                                                                    McKelvey has a B.A. from Westminster
                                                                    College. Mr. McKelvey was a member of the
                                                                    Board of Directors of the Yellow Pages
                                                                    Publishers Association and the
                                                                    Association of Directory Marketing from
                                                                    1994 through September 1996.
                                                                    Mr. McKelvey is the father of Stuart
                                                                    McKelvey who serves as the Company's
                                                                    Group President, Asia/Pacific.

James J. Treacy......................     44           1998         Director of the Company since September
                                                                    1998, Chief Operating Officer since
                                                                    February 1998, President since November
                                                                    2001. Mr. Treacy joined the Company in
                                                                    June 1994 as Chief Executive Officer of
                                                                    the Advertising and Communications
                                                                    Division. Mr. Treacy served as the
                                                                    Company's Executive Vice President-
                                                                    Finance and Strategy from April 1996 to
                                                                    February 1998. Prior to joining the
                                                                    Company, Mr. Treacy was Senior Vice
                                                                    President--Western Hemisphere Treasurer
                                                                    for the WPP Group USA, Inc. Mr. Treacy
                                                                    received a B.B.A. from Sienna College and
                                                                    a M.B.A. from St. John's University. Mr.
                                                                    Treacy is a member of the Sienna College
                                                                    Board of Associate Trustees.

George R. Eisele.....................     65           1987         Director of the Company since September
                                                                    1987 and Executive Vice President of TMP
                                                                    Worldwide Direct, the Company's response
                                                                    marketing division, since 1989. Mr.
                                                                    Eisele attended Fairleigh Dickinson
                                                                    University and Drexel University.

                                                    YEAR FIRST                PRINCIPAL OCCUPATION
NOMINEE                                  AGE      BECAME DIRECTOR          DURING THE PAST FIVE YEARS
-------                                --------   ---------------   -----------------------------------------
John Gaulding........................     56           2001         Director of the Company since June 2001.
                                                                    Previously, Mr. Gaulding was a director
                                                                    from January 1996 to October 1999. Mr.
                                                                    Gaulding is a private investor and
                                                                    business consultant in the fields of
                                                                    strategy and organization. He was
                                                                    Chairman and Chief Executive Officer of
                                                                    National Insurance Group, a publicly
                                                                    traded financial information services
                                                                    company, from April through July 11,
                                                                    1996, the date of such company's sale.
                                                                    For six years prior thereto, he was
                                                                    President and Chief Executive Officer of
                                                                    ADP Claims Solutions Group. From 1985 to
                                                                    1990, Mr. Gaulding was President and
                                                                    Chief Executive Officer of Pacific Bell
                                                                    Directory, the yellow page publishing
                                                                    unit of Pacific Telesis Group.
                                                                    Mr. Gaulding served as co-chairman of the
                                                                    Yellow Pages Publishers Association from
                                                                    1987 to 1990. He holds a B.S. from the
                                                                    University of California at Los Angeles
                                                                    and a M.B.A. from the University of
                                                                    Southern California. Mr. Gaulding is also
                                                                    a director of Ants Software, Inc., a
                                                                    publicly traded corporation.

Michael Kaufman......................     56           1997         Director of the Company since October
                                                                    1997. Until July 1, 2000 Mr. Kaufman was
                                                                    President of SBC/Prodigy Transition. Mr.
                                                                    Kaufman previously served as President
                                                                    and CEO of Pacific Bell's Consumer's
                                                                    Market Group. Prior thereto, Mr. Kaufman
                                                                    was the President and CEO of Pacific Bell
                                                                    Communications, a subsidiary of SBC
                                                                    Communications Inc., and from 1993
                                                                    through April 1997 he was the regional
                                                                    president for the Central and West Texas
                                                                    market area of Southwestern Bell
                                                                    Telephone. Mr. Kaufman holds a B.A. and a
                                                                    M.B.A. from the University of Wisconsin.

                                                    YEAR FIRST                PRINCIPAL OCCUPATION
NOMINEE                                  AGE      BECAME DIRECTOR          DURING THE PAST FIVE YEARS
-------                                --------   ---------------   -----------------------------------------
Ronald J. Kramer.....................     43           2001         Director of the Company since February
                                                                    2000. Mr. Kramer has been President of
                                                                    Wynn Resorts, an entertainment and gaming
                                                                    company, since April 2002. Mr. Kramer
                                                                    previously was a managing director of
                                                                    Dresdner Kleinwort Wasserstein (formerly
                                                                    Wasserstein Perella & Co.) from July 1999
                                                                    until November 2001. Prior thereto, Mr.
                                                                    Kramer was the Chairman and CEO of
                                                                    Ladenburg Thalmann Group Inc. and had
                                                                    been employed there for over five years.
                                                                    Mr. Kramer is also a director of Griffon
                                                                    Corporation, Lakes Gaming and New Valley
                                                                    Corporation. Mr. Kramer holds a B.S. from
                                                                    the Wharton School of the University of
                                                                    Pennsylvania and a M.B.A. from New York
                                                                    University Graduate School of Business.

John Swann...........................     66           1996         Director of the Company since September
                                                                    1996. In 1995, Mr. Swann founded Cactus
                                                                    Digital Imaging Systems, Ltd., a large
                                                                    Canadian supplier of electronically
                                                                    produced large format color prints. Mr.
                                                                    Swann sold Cactus Digital Imaging
                                                                    Systems, Ltd. in June 2000.

HOW ARE DIRECTORS COMPENSATED?

    BASE COMPENSATION. Each of the Company's non-employee directors receives $25,000 per year for services rendered as a director, plus a per meeting fee of $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors attended in person or telephonically (limited to a maximum fee of $1,000 per day), plus reimbursement of expenses incurred in connection with his or her duties as director and life insurance in accordance with the Company's standard life insurance offering for employees.

    OPTIONS. The Company adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of Common Stock may be granted to non-employee directors. Pursuant to the Directors' Plan, each of Messrs. Kaufman and Swann, its only non-employee directors at the time, was granted an option to purchase 22,500 shares of common stock at a purchase price per share equal to the fair market value of the common stock on the date of such director's election to the Board of Directors ($11.81 in the case of Mr. Kaufman and $7.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Compensation Committee. The options may be exercised by payment in cash, check or shares of common stock. The Company no longer makes grants under the Directors' Plan.

    The Company adopted the 1999 Long Term Incentive Plan pursuant to which each new non-employee director of the Company is automatically granted an option to purchase 22,500 shares of common stock upon his or her commencement of service as a non-employee director. Accordingly, Mr. Kramer received such option in February 2000 and Mr. Gaulding received such option in June 2001, each at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director of the Company is automatically granted an option to purchase 5,000 shares of common stock under the 1999 Long Term Incentive Plan on the day following each annual meeting that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Accordingly, Messrs. Kaufman, Kramer and Swann each received such option in June 2001. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to non-employee directors upon their commencement of service are 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant. In
April 2001, each of Messrs. Kaufman, Kramer and Swann, the Company's non-employee directors at the time, received an additional option to purchase 10,000 shares of common stock at an exercise price of $30.63, the fair market value of the common stock on the date of the grant.

HOW OFTEN DID THE BOARD MEET DURING THE YEAR ENDED DECEMBER 31, 2001?

    During the fiscal year ended December 31, 2001, the Board of Directors held one meeting and acted eleven times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    The Board of Directors has standing Executive, Compensation, Audit and Strategy Committees.

    EXECUTIVE COMMITTEE. The Executive Committee possesses all of the powers of the Board except certain powers specifically reserved by Delaware law to the Board or the stockholders of the Company. The Executive Committee is currently composed of Messrs. McKelvey and Treacy. During 2001, the Executive Committee did not meet but acted twelve times by unanimous consent in lieu of a meeting.

    COMPENSATION COMMITTEE. The Compensation Committee is charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Kaufman, Gaulding and Kramer. During 2001, the Compensation Committee held one meeting and acted twenty-two times by unanimous consent in lieu of a meeting.

    AUDIT COMMITTEE. The Audit Committee is charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Kramer, Gaulding and Kaufman. During 2001, the Audit Committee met four times.

    STRATEGY COMMITTEE. The Strategy Committee is charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Treacy, Gaulding, Kaufman and Kramer. During 2001, the Strategy Committee held one meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

VOTE REQUIRED

    The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1-ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 AUDIT MATTERS

WHAT SERVICES HAVE BEEN PROVIDED BY THE COMPANY'S AUDITORS?

    AUDIT FEES. The Company incurred professional fees from BDO Seidman, LLP ("BDO"), its principal auditor and BDO International affiliate firms in the amount of $3.8 million, related to auditing and review services during 2001.

    ALL OTHER FEES. The Company incurred professional fees from BDO, its principal auditor, in the amount of $4.0 million, related to other services during 2001 which include $1.5 million in connection with acquisition consulting, due diligence and SEC filings related to acquisitions, $1.5 million in connection with tax services, $0.7 million in connection with statutory audits and reviews and $0.3 million in connection with other services.

    The Company's Audit Committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended
December 31, 2001 were compatible with the auditors' independence.

REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter adopted by the Board of Directors.

    The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met four times during 2001.

    In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to STATEMENT ON AUDITING STANDARDS NO. 61 (COMMUNICATION WITH AUDIT COMMITTEES) and NO. 90 (AUDIT COMMITTEE COMMUNCIATIONS).

    With respect to the Company's outside auditors, the Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP's independence, including the disclosures made to the Committee as required by the INDEPENDENCE STANDARDS BOARD STANDARD NO. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES).

    Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

    On the basis of these reviews and discussion, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

RONALD J. KRAMER, CHAIRMAN
JOHN GAULDING
MICHAEL KAUFMAN

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee was formed in September 1996 and currently consists of Messrs. Kaufman, Gaulding and Kramer, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

    The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

    The compensation program reflects the following principles:

    - Compensation should encourage increased stockholder value.

    - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

    - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

    - Compensation programs should enable the Company to attract and retain highly qualified professionals.

    The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

    BASE SALARY. The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

    INCENTIVES. Incentives consist of stock options and cash awards paid to the Company's senior and middle management executives. Mr. McKelvey does not receive incentives. Incentive payments in 2001 to Mr. Treacy were based on obtaining operational efficiencies and spearheading the Company's investor relations.
Mr. Taylor's incentive was based on growth in Internet billings and traffic and growing brand awareness. Mr. Camara's incentive was based on new business goals and spearheading award winning advertising campaigns. Mr. Mclaughlin's incentive was based on achieving operational efficiencies in the executive search division. In 2001, other key executives were granted stock options based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 2001 annual plan.

    The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of common stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

    As Chief Executive Officer and Chairman of the Board, Mr. McKelvey is compensated pursuant to an amended employment agreement, effective as of November 15, 1996 which ended November 14, 2001 and was automatically renewed through November 14, 2002. Pursuant to his amended employment agreement, the base salary for Mr. McKelvey was $500,000 during the Company's fiscal year ended December 31, 2001. Such base salary represents no increase over the previous year's salary. The amended employment agreement was entered into by the Company as a recognition of Mr. McKelvey's services to the Company as well as an acknowledgment of his stature in the industry.

    The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

    Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. The Company's 1999 Long Term Incentive Plan permits the grant of several types of awards. Some will qualify for the exception to the deduction limitation for performance-based compensation and others may not qualify for the exception. We believe that the stock options, stock appreciation rights and performance-based awards granted under the 1999 Long Term Incentive Plan can be structured to qualify for the exception for performance-based compensation. In general, the Compensation Committee wishes to structure performance-based awards in a way that will preserve the deductibility of compensation under such awards. The Compensation Committee may from time to time approve awards which would not qualify for the performance-based compensation exception. It is not anticipated that loss of deduction, if any, for compensation realized by any executive officer under the Company's existing compensation plans will be material.

    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 2001 adequately reflect the Company's compensation goals and policies.

Members of the Compensation Committee

MICHAEL KAUFMAN, CHAIRMAN
JOHN GAULDING
RONALD J. KRAMER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Kaufman, Gaulding and Kramer, to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In October 1997, June 2001 and February 2000, respectively, Mr. Kaufman, Mr. Gaulding and Mr. Kramer each received stock options to purchase 22,500 shares of common stock, at respective exercise prices of $11.81 per share, $61.82 per share and $63.07 per share, which was equal to the fair market value on the date of grant. Additionally, Messrs. Kaufman, Gaulding and Kramer receive shares under the 1999 Long Term Incentive Plan which provides that each non-employee director be granted an option to purchase 5,000 shares of common stock on the day following each annual meeting that occurs at least one year after the first anniversary of the date they first became a non-employee director. Additionally, in April 2001, each of Messrs. Kaufman and Kramer received an option to purchase 10,000 shares of common stock at an exercise price of $30.63, the fair market value of the common stock on the date of the grant.

EMPLOYMENT AGREEMENTS

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996 for a term which ended on November 14, 2001. On November 14, 2001 the amended employment agreement was automatically renewed for a one year term. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, as amended, Mr. McKelvey is entitled to an annual base salary of $500,000 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500,000. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay
Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    The Company has entered into a second amended employment agreement, as amended with James J. Treacy, effective as of October 1, 1999, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, as amended effective November 1, 2001, Mr. Treacy will serve as President and Chief Operating Officer of the Company for an annual base salary of $675,000 and an annual bonus equivalent to a percentage, ranging from 40% to 50%, of his salary if certain goals mutually agreed upon by Mr. Treacy and the Chief Executive Officer are attained by Mr. Treacy and/or the Company. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement provides that in the event Mr. Treacy's employment is terminated by death all of his options shall become fully vested and exercisable for the shorter of one year or the balance of the term provided in the stock option agreement. In addition, upon a change in control of the Company, Mr. Treacy's options generally become fully vested and immediately exercisable. The agreement contains confidentiality provisions, whereby
Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination.

    The Company's subsidiary, TMP Interactive Inc., is a party to an amended and restated employment agreement with Jeffrey C. Taylor. This agreement provides for automatic renewal for successive one year terms, on a calendar basis, unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Global Director Interactive and currently provides Mr. Taylor with a base salary of $400,000 per year and annual bonuses of at least $75,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay
Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase TMP stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP
Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

    The Company has entered into a letter agreement with John Mclaughlin, dated February 7, 2002. Pursuant to terms of the agreement Mr. Mclaughlin will serve as Group President, Americas for an annual base salary of $475,000 and shall be eligible to receive a bonus of up to 100% of his base salary. Upon the commencement of his employment as Group President, Americas, Mr. Mclaughlin received an option to purchase 125,000 shares of the Company's common stock. The agreement provides that in the event of a change in control of the Company all of Mr. Mclaughlin's options shall automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Mclaughlin is terminated for any reason other than for cause he shall receive, upon the execution of a general release, a severance payment equal to one year's salary and he shall continue to participate in the Company's medical and dental plans for three months following his termination of employment.

EXECUTIVE COMPENSATION SUMMARY TABLE

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served, and one additional individual who was not serving as an executive officer as of December 31, 2001.

                      EXECUTIVE COMPENSATION SUMMARY TABLE

                                                       ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                         ------------------------------------------------   -----------------------------
                                                                                                       AWARDS
                                                                                            -----------------------------
                                                                            OTHER ANNUAL     SECURITIES       ALL OTHER
          NAME AND PRINCIPAL                                                   COMPEN-       UNDERLYING        COMPEN-
               POSITION                    YEAR      SALARY      BONUS         SATION       OPTIONS/SARS       SATION
---------------------------------------  --------   --------   ----------   -------------   -------------   -------------
Andrew J. McKelvey,
  Chairman of the Board and CEO........    2001     $500,031           --      $ 3,400(1)            --           --
                                           2000      500,000           --        3,400(1)            --           --
                                           1999      833,364           --       21,874(1)            --           --

James J. Treacy,
  Chief Operating Officer and
  President............................    2001      508,365   $  850,000        3,400(2)       305,000           --
                                           2000      475,000      118,750        3,400(2)            --           --
                                           1999      329,576       35,000        3,200(2)       400,000           --

Jeffrey C. Taylor,
  Global Director Interactive..........    2001      400,000      550,000        3,400(3)            --           --
                                           2000      400,000      150,000       46,827(3)            --           --
                                           1999      400,000      112,500       67,375(3)     2,000,000           --

Paul M. Camara,
  Executive Vice President
  Creative/Sales/Marketing.............    2001      500,000      855,000        3,400(2)       200,000           --
                                           2000      500,031      125,000        3,400(2)            --           --
                                           1999      359,148           --        3,200(2)       500,000           --

John Mclaughlin
  Group President, Americas(4).........    2001      250,000      400,000           --           55,000           --
                                           2000      200,000      150,000           --               --           --
                                           1999      182,500    3,063,138(5)         --          32,500           --

Steven Potter
  Former CEO, Executive Search(6)......    2001      322,820      500,000        3,400(2)            --           --
                                           2000      400,000    1,000,000        3,400(2)            --           --
                                           1999      200,000    3,242,138        3,200(2)        20,000           --

------------------------------

(1) Matching contributions made to the Company's 401(k) Plan were $3,400, $3,400 and $3,200 in 2001, 2000 and 1999, respectively. Also includes lease payments for an automobile of $18,674 in 1999.

(2) Represents matching contributions made to the Company's 401(k) Plan.

(3) Matching contributions made to the Company's 401(k) Plan were $3,400, $3,400 and $3,200 in 2001, 2000 and 1999, respectively. Also includes lease payments for an automobile of $16,800 in 1999, and $43,427 and $47,375 in 2000 and 1999, respectively, representing Mr. Taylor's commission compensation.

(4) Mr. Mclaughlin was named an executive officer of the Company effective February 19, 2002.

(5) Represents a $300,000 cash bonus and $2,763,138 stock bonus earned in connection with the pre-acquisition results of a pooled company.

(6) Mr. Potter resigned as an executive officer of the Company effective October 21, 2001.

OPTION GRANTS FOR 2001

    The following table sets forth information with respect to option grants in 2001 to each of the persons named in the Executive Compensation Summary Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                  NUMBER OF       % OF TOTAL                                      STOCK PRICE
                                 SECURITIES         OPTIONS                                     APPRECIATION FOR
                                 UNDERLYING       GRANTED TO      EXERCISE OR                   OPTION TERM (3)
                                   OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
NAME                            GRANTED(#)(1)   FISCAL YEAR (2)     ($/SH)         DATE        5%($)       10%($)
----                            -------------   ---------------   -----------   ----------   ---------   ----------
Andrew J. McKelvey............          --             --               --             --           --           --
James J. Treacy...............       5,000            0.1%          $30.63         4/4/11       96,315      244,082
                                   200,000(4)         3.6%          $41.75        9/10/11    5,251,270   13,307,750
                                   100,000            1.8%          $27.50        11/1/11    1,729,460    4,382,792
Jeffrey C. Taylor.............          --             --               --             --           --           --
Paul Camara...................     200,000(4)         3.6%          $41.75        9/10/11    5,251,270   13,307,750
John Mclaughlin...............       5,000            0.1%          $30.63         4/4/11       96,315      244,082
                                    50,000            0.9%          $27.50        11/1/11      864,730    2,191,396
Steven Potter.................      17,741(5)         0.3%          $27.26        4/19/02           --           --

------------------------

(1) Options generally vest in four equal annual installments commencing on the first anniversary date of the grant.

(2) Based on options to purchase 5,579,000 shares granted in 2001 under the 1999 Long Term Incentive Plan.

(3) These amounts represent assumed rates of appreciation in the price of the Company's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the terms of each of the $27.50, $30.63 and $41.75 stock prices on each date of grant would result in a stock price of $44.79, $49.89 and $68.01, respectively. The 10% rate of appreciation over the terms of each of the $27.50, $30.63 and $41.75 stock prices on each date of grant would result in a stock price of $71.33, $79.45 and $108.29, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(4) These options become fully vested and immediately exercisable on September 10, 2002.

(5) These options were cancelled upon Mr. Potter's resignation as an executive officer of the Company effective October 21, 2001.

OPTION VALUES FOR 2001

    The following table sets forth information with respect to (i) shares acquired upon the exercise of stock options in 2001, (ii) the number of securities underlying unexercised options and (iii) the value of unexercised options held by each of the persons named in the Executive Compensation Summary Table as of December 31, 2001:

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                       OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                               ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                            EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   ----------   -----------   -------------   -----------   -------------
Andrew J. McKelvey...........         --             --          --              --              --             --
James J. Treacy..............         --             --     657,082         341,250     $16,880,872    $ 2,920,763
Jeffrey C. Taylor(2).........    244,563     $8,391,368     391,199       1,453,801       7,849,662     28,492,355
Paul M. Camara...............         --             --     673,500         250,000      15,684,150      1,703,000
John Mclaughlin..............     24,136      1,302,148      17,500          70,000         254,344      1,055,031
Steven Potter................         --             --       5,000              --              --             --

------------------------

(1) Computed based upon the difference between the stock option exercise price and $42.90, the closing price of the Company's Common Stock on December 31, 2001.

(2) During 2001, Mr. Taylor exercised options to purchase 22,500, 563, 16,500 and 205,000 shares at exercise prices of $3.33, $6.44, $13.44 and $23.47, respectively. The closing price of the Company's common stock on the date of exercise ranged from $46.30 to $59.15.

STOCK OPTION AWARDS

    In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "1996 Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 6,000,000 shares of the Common Stock of the Company. The 1996 Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates.

    In December 1998, the Company's Board of Directors adopted the Company's 1999 Long Term Incentive Plan and granted options to purchase an aggregate of 666,000 shares of Common Stock to certain of its executive officers and directors. Such options were granted at a per share exercise price of $13.437, the fair market value of the Company's common stock on the date of grant. In 2001, the Company's executive officers and directors received, in aggregate, options to purchase 270,500 shares of common stock at a per share exercise price of $30.625, options to purchase 37,500 shares of common stock at a per share exercise price of $61.82, options to purchase 400,000 shares of common stock at a per share exercise price of $41.75 and options to purchase 295,000 shares of common stock at a per share exercise price of $27.50. The exercise price of all of the option grants was determined based upon the fair market value of the Company's common stock on the grant date. The Company no longer makes grants under the 1996 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Messrs. McKelvey, Eisele, Camara and Mr. Thomas Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 2004 and the Company's rent for this space is $46,200 per month.

    On January 1, 1999, TMP Worldwide Communications Inc., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with TMPW Canada Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which TMP Worldwide Communications Inc. provides management services in exchange for a percentage of the billings of TMPW Canada Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the year ended December 31, 2001, TMPW
Canada Inc. paid approximately $247,000 to TMP Worldwide Communications Inc. for management services.

    Beginning in June 1999, the Company periodically used the service of an aircraft from a company owned by Mr. McKelvey, and in connection therewith, $145,000 was paid in 2001.

    An investment company, 50% of which is owned by Mr. McKelvey, pays approximately $80,000 annually, to the Company for office rent.

    The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                     1996   1997    1998    1999     2000    2001
TMP WORLDWIDE INC.    100  180.39  329.41  1113.73  862.75  672.94
SIC CODE INDEX        100  144.13  205.59   383.56  294.54  251.37
NASDAQ MARKET INDEX   100  122.32  172.52   304.29  191.25  152.46
S&P COMPOSITE INDEX   100  133.36  171.47   207.56  188.66  166.24

    The above graph compares the performance of the Company from December 12, 1996, the date that the Company's Common Stock commenced trading on the Nasdaq National Market, through December 31, 2001, against the performance of (i) the Standard & Poor's 500 Composite Index, (ii) the Nasdaq National Market Index and
(iii) the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Catalina Marketing Corp., Clean Systems Technology, Cordiant Communications Group plc, Digital Generation Systems, Inc., Emailthatpays.com, Inc., Grey Global Group, Inc., Havas Advertising Ads, Hearme Incorporated, Interpublic Group of Companies, Inc., Kupper Parker Communications, Lamar Advertising Co., Leapnet, Inc., Obie Media Corp., Omnicom Group, Inc., Princeton Video Image, Promotions.com Inc., Publicis-Ariely Ltd., Publicis Groupe SA Ads, Total Film Group, Valueclick Inc. and WPP Group plc.

The Nasdaq National Market Index is included because it was utilized in the Company's proxy statement for the 2001 Annual Meeting of Stockholders. The Company decided to change from the Nasdaq National Market Index to the Standard & Poor's 500 Composite Index based on its admission to the Standard & Poor's 500 Composite Index in June of 2001.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 2002 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of stockholders in the year 2003 will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to the Company's Corporate Secretary not later than April 2, 2003.

    All stockholder proposals which are intended to be presented at the 2003 annual meeting of the Company must be received by the Company no later than January 17, 2003 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope or vote by telephone or on the Internet.

                                          By Order of the Board of Directors
                                          Myron F. Olesnyckyj
                                          SECRETARY

Dated: May 17, 2002

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC.,
ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 622 THIRD AVENUE, NEW YORK, NEW YORK
10017.

                          ----------------------------------------------------
   TMP                   |        TWO ALTERNATE WAYS TO VOTE YOUR PROXY       |
WORLDWIDE                |            VOTE BY TELEPHONE OR INTERNET           |
   INC.                  |            24 HOURS A DAY - 7 DAYS A WEEK          |
                         | SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT |
                          ----------------------------------------------------

          TELEPHONE                                       INTERNET                                   MAIL
          ---------                                       --------                                   ----
       1-866-388-1539                        https://www.proxyvotenow.com/tmp
                                                                                              o  Mark, sign and date your Proxy
                                              o  Go to the website address                       Card.
 o  Use any touch-tone telephone.                listed above.
                                      OR                                               OR     o  Detach card from Proxy Form.
 o  Have your Proxy Form in hand.             o  Have your Proxy Form in hand.
                                                                                              o  Return the card in the postage-
 o  Enter the Control Number located          o  Enter the Control Number located in             paid envelope provided.
    the in the box below.                        box below.

 o  Follow the simple recorded                o  Follow the simple instructions.
    instructions.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. IF YOU HAVE SUBMITTED YOUR PROXY BY TELEPHONE OR THE INTERNET THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.







                                                 ------------------------------
                                                |                              |
                                                |                              |
                                                |                              |
                                                |      CONTROL NUMBER FOR      |
                                                | TELEPHONE OR INTERNET VOTING |
                                                 ------------------------------

1-866-388-1539
CALL TOLL-FREE TO VOTE


    - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -

    Please return the proxy                          |X|
|_| card promptly using the                Votes must be indicated
    enclosed envelope.                     (x) in Black or Blue ink.


1.  ELECTION OF DIRECTORS

    FOR all nominees    |_|     WITHHOLD AUTHORITY to vote     |_|     *EXCEPTIONS  |_|
    listed below                for all nominees listed below

Nominees: 01 Andrew J. McKelvey, 02 George R. Eisele, 03 John Gaulding,
          04 Ronald J. Kramer, 05 Michael Kaufman, 06 John Swann,
          07 James J. Treacy

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                                                                                 To change your address, please mark this box.  |_|

*Exceptions
            --------------------------------------------------------------------

2. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT
WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE
IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE
MEETING.

 -----
|                                                           ------------------------------------------------------------
|
|
                                   |
                                   |                        ------------------------------------------------------------
                                   |
                              -----               NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc, if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign.

                                           Date  Share Owner sign here               Co-Owner sign here
                                           ----------------------------------        ----------------------------------
                                          |     |                            |      |                                  |
                                           ----------------------------------        ----------------------------------

                               TMP WORLDWIDE INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

       The undersigned hereby appoints Andrew J. McKelvey and James J. Treacy, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31(st)Floor, New York, New York 10103 at 11:00 A.M. on Wednesday, June 19, 2002, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

       ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH SHARES IS HEREBY REVOKED. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

               (To be Completed, Signed and Dated on Reverse Side)



                              TMP WORLDWIDE INC.
                              P.O. BOX 11281
                              NEW YORK, N.Y. 10203-0281